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                                                                   Exhibit 10.16

INDEXING INSTRUCTIONS:
To the Chancery Clerk of the Second
Judicial District of Harrison County Mississippi

Part of Biloxi Section Blocks 100, 130, and
130.5 in Fractional Section 27, Township 7
South, Range 9 West, Biloxi, Harrison County,
Second Judicial District, Mississippi.

PREPARED BY, RECORDED AT REQUEST OF
AND WHEN RECORDED RETURN TO:
Latham and Watkins
701 B. Street, Suite 2100
San Diego, CA 92101-8197
Attention: Shannon N. Conlin, Esq.


             SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT

     This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT ("AGREEMENT") is made as of January 20, 2004 between U.S. Bank National Association, a national banking association, as trustee under the Indenture (as defined below) (together with its successors and assigns from time to time under the Indenture, "TRUSTEE"), having its principal place of business at 60 Livingston Avenue, St. Paul, MN 55107, and HARD ROCK CAFE INTERNATIONAL
(STP), INC. ("TENANT"), a New York corporation, having its principal place of business at 600 Old Park Lane, Orlando, Florida 32835.

                                    RECITALS

     A. Premier Entertainment Biloxi LLC, a Delaware limited liability company ("LANDLORD"), and Premier Finance Corp., a Delaware corporation ("PFC," jointly and severally with Landlord, the "ISSUER"), and the Trustee have entered into that certain Indenture dated January 23, 2004 (as amended, modified or supplemented from time to time, the "INDENTURE") pursuant to which the Issuer will issue $160,000,000 aggregate principal amount of its 10 3/4% First Mortgage Notes due 2012 (together with all notes issued under the Indenture, including all notes issued in exchange or replacement therefore, the "FIRST MORTGAGE NOTES"), to Trustee on behalf of the holders from time to time of the First Mortgage Notes (the "NOTEHOLDERS"), to finance Project Costs, as more particularly described therein.

     B. Landlord's obligations under the Indenture are secured by that certain Construction Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Filing, with Assignment of Leases and Rents and Agreements, dated as of January __, 2004, recorded on ______________, 2004, as Deed of Trust Book
No.______________, Page No.______________, in the Official Records of the
County Recorder of Harrison County, Mississippi, and recorded on

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______________, 2004, as Deed Book No. _______, Page No. __________, in the
Official Records of the County Recorder of Harrison County, Mississippi (together with all amendments, increases, renewals, modifications, consolidations, spreaders, combinations, supplements, replacements, substitutions, and extensions, either current or future, referred to hereafter as the "DEED OF TRUST") encumbering Landlord's ownership interest in real property located in Biloxi, State of Mississippi and assigning all leases, rents, issues and profits from the Premises. The legal description of the encumbered real property (the "PREMISES") is set forth in Exhibit A, attached to this Agreement. The Deed of Trust, the Indenture, the First Mortgage Notes, the Collateral Documents (as defined in the Indenture), and other documents executed in connection with it are hereafter collectively referred to as the "FINANCING DOCUMENTS."

     C. On December 30, 2003, Tenant and Landlord entered into that certain Lease Agreement (Cafe) for a portion of the Premises (the "LEASE"). The Lease creates a leasehold estate in favor of Tenant for space (the "LEASED PREMISES") located on the Premises.

                                    AGREEMENT

     TO CONFIRM their understanding concerning the legal effect of the Deed of Trust and the Lease, in consideration of the mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustee and Tenant, intending to be legally bound, agree and covenant as follows:

     1. REPRESENTATIONS AND WARRANTIES. Tenant warrants and represents that the Lease is in full force and effect and that, as of the date of this Agreement and to the best of Tenant's knowledge, there is no default under the Lease by Landlord or Tenant.

     2.   RESERVED.

     3.   TENANT SUBORDINATION.

          3.1 Subject to the provisions of this Agreement, the Financing Documents shall constitute a lien or charge on the Premises that is prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it; by this Agreement, the Lease, the leasehold estate created by it, together with all rights and privileges of Tenant under it, is subordinated, at all times, to the lien or charge of the Financing Documents in favor of Trustee.

          3.2 By executing this Agreement, Tenant subordinates the Lease and Tenant's interest under it to the lien right and security title and to all advances or payments made, or to be made, under any Financing Document.

     4.   NONDISTURBANCE.

          4.1  Trustee consents to the Lease.

          4.2 Despite Tenant's subordination under SECTION 3, and subject to the termination provisions set forth in SECTION 6 and SECTION 11, Tenant's peaceful and quiet possession of the Leased Premises shall not be disturbed and Tenant's rights and privileges under

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the Lease shall not be diminished,
modified, enlarged or otherwise affected during the term of the Lease, as extended, by Trustee's exercise of its rights or remedies under the Financing Documents (subject to the provisions of SECTION 6 or otherwise), provided that
Tenant:

               (a) is not in default in the payment of the rent or additional rent or in the performance of any of the other material terms, covenants, or conditions of the Lease that Tenant is required to perform (beyond any period given Tenant under the Lease to cure such default); and

               (b) has not canceled or terminated the Lease (without regard to whether Landlord or Tenant is then in default under the Lease), nor surrendered the Leased Premises.

          4.3 If (a) Trustee or any Transferee (as hereinafter defined) shall acquire title to, and possession of, the Leased Premises on foreclosure in an action in which Trustee shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease (without regard to whether Landlord or Tenant is then in default under the Lease), nor surrendered the Leased Premises at the time Trustee or such Transferee shall so acquire title to, and possession of, the Leased Premises, Trustee or such Transferee and Tenant shall enter into a new lease on the same terms and conditions as were contained in the Lease, except that:

               (a) Trustee or the Transferee shall have no obligations or liabilities to Tenant under any such new lease beyond those of Landlord (or its predecessors-in-interest) as were contained in the Lease; and

               (b) the expiration date of any new lease shall coincide with the original expiration date of the Lease, together with any remaining extension options.

          4.4 Tenant shall not be named or joined in any foreclosure, trustee's sale, or other proceeding to enforce the Financing Documents unless such joinder shall be legally required to perfect the foreclosure, trustee's sale, or other proceeding.

          4.5 Notwithstanding any provision in this Agreement to the contrary, but subject to SECTION 6, simultaneously with acquiring the Landlord's interest under the Lease (whether by foreclosure, deed in lieu of foreclosure or otherwise), the Trustee or any Transferee, as the case may be, shall (a) abide by the provisions of the Lease, (b) expressly and unconditionally assume in writing all obligations of Landlord under the Lease that arise or are to be performed from and after the date of such assumption, (c) cure all monetary defaults such that the aggregate amount of outstanding monetary defaults (after such cure) is not more than the sum of all rental payments made by Tenant during the six (6) month period immediately preceding the date upon which the Trustee or the Transferee, as the case may be, acquires the Landlord's interest under the Lease (the remaining uncured monetary default being subject to a right of set-off against future rents due under the Lease), and (d) agree in writing to cure all non-monetary defaults of Landlord under the Lease reasonably capable of cure within a reasonable period after acquiring the Landlord's interest under the Lease.

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     5.   ATTORNMENT.

          5.1 If Trustee shall succeed to Landlord's interest in the Premises by foreclosure of the Deed of Trust, by deed in lieu of foreclosure, or in any other manner, Tenant shall be bound to Trustee under all the terms, covenants and conditions of the Lease for the balance of its term with the same force and effect as if Trustee were the Landlord under the Lease. Tenant shall be deemed to have full and complete attornment to, and to have established direct privity between Tenant and any of the following, after the same has satisfied all of the requirements of Section 4.5 (a) through (d) hereof as of the date such transfer of the Landlord's interest in the Lease:

               (a)   Trustee when in possession of the Premises;

               (b) a receiver appointed in any action or proceeding to foreclose the Deed of Trust;

               (c)   any party acquiring title to the Premises;

               (d)   any successor to Landlord; or

               (e)   any successor to Trustee.

          5.2 Except as provided in Section 5.1 hereof, Tenant's attornment is self-operating, and it shall continue to be effective without execution of any further instrument by any of the parties to this Agreement or the Lease. Trustee agrees to give Tenant written notice if Trustee has succeeded to the interest of Landlord under the Lease. Subject to SECTION 6, the terms of the Lease are incorporated into this Agreement by reference.

          5.3 If the interests of Landlord under the Lease are transferred by foreclosure of the Deed of Trust, deed in lieu of foreclosure, or otherwise, to a party other than Trustee ("TRANSFEREE"), in consideration of, and as condition precedent to, Tenant's agreement to attorn to any such Transferee, Transferee shall comply with the requirements of Section 4.5 (a) through (d) hereof as of the date such transfer of the Landlord's interest in the Lease.

     6. TRUSTEE AS LANDLORD. If Trustee or any Transferee shall succeed to the interest of Landlord under the Lease (any such successor (including the Trustee), a "SUCCESSOR"), Successor shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from the date of Successor's succession to Landlord's interest under the Lease, have the same remedies against Successor for breach of the Lease that Tenant would have had under the Lease against Landlord; provided, however, that despite anything to the contrary in this Agreement or the Lease, any Successor shall not be:

               (a) except as otherwise provided herein, liable for any act or omission of any previous landlord (including Landlord), provided that the foregoing shall not be construed to limit Tenant's right to possession of the Leased Premises for the entire term of the Lease, as extended, on the terms and conditions of the Lease;

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               (b)  liable for any security deposit not received by Trustee, or bound by any rent or additional rent that Tenant may have paid for more than one month in advance to any previous landlord (including Landlord);

               (c) bound by any covenant to undertake or complete any construction of the Premises, the Leased Premises, or any portion of them if any Successor elects not to undertake or complete such construction by giving notice to Tenant within thirty (30) days after such Successor succeeds to the interest of Landlord under the Lease; provided, however, if any Successor so elects, then Tenant may, as its sole remedy against Trustee or any Successor, terminate the Lease by providing notice thereof to such Successor within fifteen (15) days after such Successor gives written notice of such election to Tenant, and in the event Tenant terminates the Lease in the manner provide above, such Successor shall pay to Tenant an amount equal to the amount of costs and expenses actually incurred by Tenant in designing, constructing and installing improvements to the Leased Premises ("TENANT IMPROVEMENTS") to prepare the Leased Premises for Tenant's use (such costs and expenses, "TENANT IMPROVEMENT COSTS") within thirty (30) days after such Successor receives an invoice therefor; nor

               (d) bound by any obligation to repair, replace, rebuild or restore the Premises, the Leased Premises, or any portion of them, in the event of damage by fire or other casualty, or in the event of partial condemnation if any Successor elects not to undertake or complete such repair, replacement, rebuilding or restoration by giving notice to Tenant within thirty (30) days after such Successor succeeds to the interest of Landlord under the Lease; provided, however, if any Successor so elects, then Tenant may, as its sole remedy against such Successor, terminate the Lease by providing notice thereof to such Successor within fifteen (15) days after such Successor gives written notice of such election to Tenant, and in the event Tenant terminates the Lease in the manner set forth above, then such Successor shall pay to Tenant, within thirty (30) days after such Successor receives an invoice from Tenant, an amount equal to the difference of: (i) the unamortized amount of any Tenant Improvement Costs based on straight line amortization over the Initial Term (as defined in the Lease) as of the date of termination, less (ii) the amount of any insurance proceeds or condemnation award paid or payable to Tenant with respect to the value of Tenant Improvements. The right of Successor to elect not to repair, replace, rebuild or restore the Premises, the Leased Premises, or any portion of them in the even of damage by fire or other casualty or in the event of partial condemnation shall not apply if such fire, other casualty or partial condemnation impacts five percent (5%) or less (measured by based on total square footage) of the Leased Premises, and impacts five percent (5%) or less (measured by the total square footage) of the Premises.

     7.   NOTICE OF DEFAULT; RIGHT TO CURE.

          7.1 In the event Tenant gives written notice to Landlord of a breach of its obligations under the Lease, Tenant shall forthwith furnish a copy of such notice to Trustee.

          7.2 In the event that Landlord receives notice from Tenant of a breach by Landlord of any of its monetary obligations under the Lease, and such breach is not cured by

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Landlord pursuant to the provisions of the Lease, Tenant shall not terminate the
Lease in connection with such default except as provided in this SECTION 7.2
(but shall be entitled to avail itself of all other remedies provided to Tenant under the Lease), and Tenant shall, in addition to the notice provided in
SECTION 7.1 hereof, give notice of the monetary failure to cure on the part of Landlord to Trustee at the expiration of the period within which Landlord may cure as set forth in the Lease. Then, Trustee may proceed to cure any such failure within sixty (60) days after receipt of the additional notice herein set forth. If Trustee fails to cure such monetary default within such sixty (60) day period, Tenant shall be entitled to exercise all rights and remedies for such monetary default as provided in the Lease (including, but not limited to, the right to terminate the Lease), without the necessity to provide any further notice or cure period whatsoever.

          7.3 In the event that Landlord receives notice from Tenant of a non-monetary breach by Landlord of any of its obligations under the Lease, and such breach is not cured by Landlord pursuant to the provisions of the Lease, Tenant shall not terminate the Lease in connection with such default except as provided in this SECTION 7.3 (but shall be entitled to avail itself of all other remedies provided to Tenant under the Lease), and Tenant shall, in addition to the notice provided in SECTION 7.1 hereof, give notice of the failure to cure on the part of Landlord to Trustee at the expiration of the period within which Landlord may cure as set forth in the Lease ("TENANT'S NOTICE"). Thereafter, Trustee may, by providing written notice of its intention to cure any such non-monetary default to Tenant within sixty (60) days after receipt of the Tenant's Notice, proceed to cure any such non-monetary default. In the event Trustee elects to proceed to cure such non-monetary default, Trustee shall complete such cure within sixty (60) days after the date of receipt of the Tenant's Notice; PROVIDED, HOWEVER, if: (a) the non-monetary default cannot reasonably be cured within such sixty (60) day period; (b) Trustee materially commences cure of such non-monetary default within such sixty (60) day period; and (c) after commencing efforts to cure such non-monetary default, diligently and in good faith pursues same to completion, then such sixty (60) day period shall be extended to a reasonable amount of time (not to exceed one hundred
(100) total days from the Tenant's Notice) to cure such non-monetary default; PROVIDED, FURTHER, if:

               (a) after exercising Trustee's commercially reasonable efforts to cure such default, including, but not limited to, by seeking appointment of a receiver, exercising legal self-help rights, or obtaining access to the property by other commercially reasonable means to cure such default, as a result of the nature of such default, such default is not reasonably susceptible of being cured without Trustee obtaining possession of the Project by institution of a foreclosure proceeding (any such default, a "POSSESSORY DEFAULTS");

               (b) unless it is enjoined or stayed, Trustee takes steps to acquire or sell Landlord's interest in the Premises by foreclosure or other appropriate means and diligently prosecutes the same to completion; and

               (c) before the expiration of such sixty (60) day period, Trustee provides notice of such Possessory Default to Tenant, an explanation of the efforts undertaken by Trustee to cure such default without first instituting foreclosure proceedings and the reasons such efforts failed;

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then such sixty (60) day cure period shall be extended for such reasonable amount of time (not to exceed eleven (11) total months from the Tenant's Notice) to obtain possession of the Premises and cure such non-monetary default. If Trustee fails to cure such non-monetary default within such sixty (60) day period (as extended as permitted in the previous sentence, if applicable), Tenant shall be entitled to exercise all rights and remedies for such non-monetary default as provided herein (including, but not limited to, termination of the Lease), without the necessity to provide any further notice or cure period whatsoever. Trustee shall not be required to continue such foreclosure proceeding after the default has been cured, and if the default shall be cured and Trustee shall discontinue such foreclosure proceedings, the Lease shall continue in full force and effect as if Landlord had timely cured the default under the Lease.

     Except as expressly provided in SECTION 7.3 with respect to extension of the cure periods, the commencement and/or prosecution of foreclosure proceedings shall not be deemed to abate, toll, extend or otherwise modify the cure rights of Trustee set forth in this SECTION 7.

     8. ASSIGNMENT OF RENTS. If Landlord defaults in its performance of the terms of the Financing Documents, Tenant agrees to recognize the assignment of leases and rents made by Landlord to Trustee under the Deed of Trust and shall pay to Trustee, as assignee, from the time Trustee gives Tenant notice that Landlord is in default under the terms of the Financing Documents, the rents under the Lease, but only those rents that are due or that become due under the terms of the Lease after notice by Trustee. Payments of rents to Trustee by Tenant under the assignment of leases and rents and Landlord's default shall continue until the first of the following occurs:

               (a)  No further rent is due or payable under the Lease;

               (b) Trustee gives Tenant notice that Landlord's default under the Financing Documents has been cured and instructs Tenant that the rents shall thereafter be payable to Landlord; or

               (c) The lien of the Deed of Trust has been foreclosed and the purchaser at the foreclosure sale (whether Trustee or a Transferee) gives Tenant notice of the foreclosure sale. On giving notice, the purchaser shall succeed to Landlord's interests under the Lease, after which time the rents and other benefits due Landlord under the Lease shall be payable to the purchaser as the owner of the Premises.

     9. TENANT'S RELIANCE. When complying with the provisions of SECTION 8, Tenant shall be entitled to rely on the notices given by Trustee under SECTION 8, and Landlord and Trustee each, jointly and severally agree to release, relieve, protect and indemnify Tenant from and against any and all loss, claim, damage, or liability (including reasonable attorney's fees) arising out of Tenant's compliance with such notice.

     Tenant shall be entitled to full credit under the Lease for any rents paid to Trustee in accordance with SECTION 8 to the same extent as if such rents were paid directly to Landlord. Any dispute between Trustee (or Trustee's Transferee) and Landlord as to the existence of a default by Landlord under the terms of the Deed of Trust, the extent or nature of such default, or Trustee's right to foreclosure of the Deed of Trust, shall be dealt with and adjusted solely

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between Trustee (or Transferee) and Landlord, and Tenant shall not be made a party to any such dispute (unless required by law).

     10. TRUSTEE'S STATUS. Nothing in this Agreement shall be construed to be an agreement by Trustee to perform any covenant of Landlord under the Lease nor shall it deem Trustee as Landlord under the Lease, unless and until it obtains title to the Premises by power of sale, judicial foreclosure, or deed in lieu of foreclosure, obtains possession of the Premises under the terms of the Financing Documents or expressly agrees to perform such covenant in a writing duly executed by Trustee after the date hereof. Notwithstanding the foregoing, if Trustee exercises its rights provided in SECTION 7 hereof, Trustee shall be subject to the obligations of Landlord to indemnify Tenant as set forth in the Lease, but solely with respect to the activities undertaken by Trustee in order to cure such breach.

     11. TERMINATION OF LEASE. Notwithstanding any other provision of this Agreement or the Lease, if the Trustee provides an Election Notice (as defined in that certain Consent and Acknowledgement Agreement dated January 23, 2004 among Hard Rock Hotel Licensing, Inc., a Florida corporation ("HRL"), Tenant, Issuers, Trustee, GAR, LLC, a Mississippi limited liability company, AA Capital Equity Fund, L.P., a Delaware limited partnership, and AA Capital Biloxi Co-Investment Fund, L.P., a Delaware limited partnership (the "CONSENT")), and the Premises is conveyed by judicial or non-judicial foreclosure, conveyance in lieu of foreclosure or otherwise (but the rights of the licensee under the License Agreement and the tenant under the Memorabilia Lease shall not so transfer), then the Lease shall automatically terminate simultaneously with the transfer of the Premises without the necessity of any further action by either party to such Lease, and upon any such termination the Successor shall pay to Tenant an amount equal to the unamortized portion of the Tenant Improvement Costs based on straight-line amortization over the Initial Term (as defined in the Lease) as of the date of termination within thirty (30) days after such Successor receives an invoice therefor.

     12. SPECIAL COVENANTS. Subject to the requirements of the License Agreement, if Trustee acquires title to the Premises, Tenant agrees that:
Trustee shall have the right at any time in connection with the sale or other transfer of the Premises to assign the Lease or Trustee's rights under it to any person or entity, and that Trustee, its officers, directors, shareholders, agents, and employees shall be released from any further liability under the Lease arising after the date of such transfer, provided that the assignee of Trustee's interest assumes Trustee's obligations under the Lease, in writing, from the date of such transfer.

     13.  ADDITIONAL RIGHTS AND OBLIGATIONS.

          13.1 For the avoidance of doubt, in the event Trustee exercises its rights under this Agreement and the Deed of Trust to foreclose on the Premises:

               (a) upon commencement of foreclosure proceedings by Trustee, Landlord hereby releases Tenant of and from any and all claims against Tenant and its officers, directors, shareholder, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances, arising from or related to this Agreement; and

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               (b)  Landlord shall remain liable for all of the obligations to
     Tenant in connection with the Premises prior to the effective date of the transfer of its interest in the Lease.

     14.  RESERVED.

     15. NOTICE. All notices required by this Agreement shall be given in writing and shall be deemed to have been duly given for all purposes when:

               (a) deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid); or

               (b) deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne.

Each notice must be directed to the party to receive it at its address stated below or at such other address as may be substituted by notice given as provided in this section.

          The addresses are:

          TRUSTEE:                  U.S. BANK NATIONAL ASSOCIATION
                                    60 Livingston Avenue
                                    St. Paul, MN 55107-2292
                                    Attn:  Frank Leslie
                                    Telephone:  (651) 495-3913
                                    Facsimile:  (651) 495-8097

          TENANT:                   HARD ROCK CAFE INTERNATIONAL (STP), INC.
                                    6100 Old Park Lane
                                    Orlando, Florida 32835
                                    Attention: Jay A. Wolszczak, Esquire
                                    Vice President and General Counsel

          Copy to:                  AKERMAN SENTERFITT
                                    Citrus Center, 17th Floor
                                    255 South Orange Avenue
                                    Orlando, Florida 32801-3483
                                    Attn: Eric B. Marks, Esquire

Copies of notices sent to the parties' attorneys or other parties are courtesy copies, and failure to provide such copies shall not affect the effectiveness of a notice given hereunder.

     16.  MISCELLANEOUS PROVISIONS.

          16.1 This Agreement may not be modified orally; it may be modified only by an agreement in writing signed by the parties or their successors-in-interest. This Agreement shall inure to the benefit of and bind the parties and their successors and assignees.

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          16.2 The captions contained in this Agreement are for convenience only and in no way limit or alter the terms and conditions of the Agreement.

          16.3 This Agreement has been executed under and shall be construed, governed, and enforced, in accordance with the laws of the State of Mississippi except to the extent that Mississippi law is preempted by the U.S. federal law. The invalidity or unenforceability of one or more provisions of this Agreement does not affect the validity or enforceability of any other provisions.

          16.4 This Agreement has been executed in duplicate. Trustee and Tenant agree that one (1) copy of the Agreement will be recorded.

          16.5 This Agreement shall be the entire and only agreement concerning subordination of the Lease and the leasehold estate created by it, together with all rights and privileges of Tenant under it, to the lien or charge of the Financing Documents and shall supersede and cancel, to the extent that it would affect priority between the Lease and the Financing Documents, any previous subordination agreements, including provisions, if any, contained in the Lease that provide for the subordination of the Lease and the leasehold estate created by it to a deed of trust or mortgage. This Agreement supersedes any inconsistent provision of the Lease.

          16.6 Tenant acknowledges that this Agreement satisfies any requirement in the Lease that Landlord obtain a nondisturbance agreement for Tenant's benefit.

          16.7 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which copies, taken together, shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the copies and attached to a single copy of this Agreement to physically form one original document, which may be recorded without an attached copy of the Lease.

          16.8 If any legal action or proceeding is commenced to interpret or enforce the terms of this Agreement or obligations arising out of it, or to recover damages for the breach of the Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the non-prevailing party or parties all reasonable attorney fees, costs, and expenses it has incurred.

          16.9 Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not exclusive; and (f) "includes" and "including" are not limiting.

     17.  ADDITIONAL PROVISIONS.

          17.1 Notwithstanding any provision herein or in any of the other Financing Documents to the contrary, but subject to Section 11 hereof and
Section 6 of the Consent, the

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licensee under the License Agreement, the landlord under the Lease and the owner of the Premises shall at all times be the same person or entity.

          17.2 This Agreement constitutes a subordination of the Lease to the lien of the Financing Documents only and not to the terms and conditions contained therein. Except as otherwise specifically provided herein, nothing in this Agreement or any other Financing Documents shall be deemed to amend, modify, abridge or alter any of the terms and conditions of the Lease.

          17.3 If the Trustee or any Transferee or Successor fails to make a payment to the Tenant on or before the date specified herein for such person or entity to make such payment, Tenant shall be entitled to a lien against the Premises in the amount of such payment, together with interest at the maximum rate permitted by law accruing from the date such payment is due until the date paid. The lien granted herein shall not be subject to extinguishment by foreclosure or reforeclosure by Trustee or any Transferee or Successor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                               EXECUTION VERSION

     Executed on the date first above written.

                                             TRUSTEE:

                                             U.S. BANK NATIONAL ASSOCIATION,
                                             a national banking association

                                             By: /s/ Frank P. Leslie
                                                --------------------------------
                                             Name: Frank P. Leslie
                                             Title: Vice President
                                             Executed January 20, 2004

                                             TENANT:

                                             HARD ROCK CAFE INTERNATIONAL
                                             (STP), INC., a New York corporation


                                             By: /s/ Jay Wolszczak
                                                --------------------------------
                                             Name: Jay Wolszczak
                                             Title: Vice President


ACCEPTED AND AGREED TO:

LANDLORD:

PREMIER ENTERTAINMENT BILOXI LLC,
a Delaware limited liability company


By: /s/ Joesph Billhimer
   ---------------------------------
Name: Joesph Billhimer
Title: President and COO

                                                               EXECUTION VERSION

                                 ACKNOWLEDGMENT

STATE OF MINNESOTA

COUNTY OF RAMSEY

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of January, 2004, within my jurisdiction, the within named Frank P. Leslie, who acknowledged that he/she is Vice President of U.S. Bank National Association, a national banking association, and that for and on behalf of the said U.S. Bank National Association, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said
U.S. Bank National Association so to do.

(
                                         /s/ L. Elaine Eby
                                         ---------------------------------------
                                         NOTARY PUBLIC

My commission expires: January 31, 2005


--------------------------------------------------------------------------------

                                 ACKNOWLEDGMENT

STATE OF __________________

COUNTY OF ________________

     Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of __________, 2004, within my jurisdiction, the within named __________________, who acknowledged that he/she is _________________________ of Hard Rock Cafe International (STP), Inc., a New York corporation, and that for and on behalf of the said _____________________, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said ________________ so to do.

(

                                         ---------------------------------------
                                         NOTARY PUBLIC

My commission expires:

                                                               EXECUTION VERSION

                                 ACKNOWLEDGMENT

STATE OF MISSISSIPPI

COUNTY OF HARRISON

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 19th day of January, 2004, within my jurisdiction, the within named Joseph Billhimer, who acknowledged that he/she is President and COO of Premier Entertainment Biloxi LLC, a Delaware limited liability company (successor in interest by merger with Premier Entertainment, LLC, a Mississippi limited liability company), and that for and on behalf of the said Company, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said Company so to do.

(
                                         /s/ Jennifer West Signs
                                         ---------------------------------------
                                         NOTARY PUBLIC

My commission expires: 4-25-06

                                                               EXECUTION VERSION